NEWS RELEASE CONTACTS August 21, 2026 Matt Curoe (Investor Relations) matt.curoe@53.com | 513-534-2345 Jennifer Hendricks Sullivan (Media Relations) Jennifer.Hendricks.Sullivan@53.com | 614-744-7693 Fifth Third Bancorp Commences Registered Exchange Offer CINCINNATI – Fifth Third Bancorp (NYSE: FITB) today announced the commencement of its offer to exchange (the “Registered Exchange Offer”) any and all of its outstanding unregistered senior notes (the “Restricted Notes”) previously issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of new notes registered under the Securities Act (the “Registered Notes”), as set forth below. On June 10, 2026, Fifth Third Bancorp completed offers to exchange any and all outstanding notes issued by its subsidiary, Fifth Third Financial Corporation, for the Restricted Notes issued by Fifth Third Bancorp, subject to the terms and conditions provided in a related offering memorandum. In connection with the issuance of the Restricted Notes, Fifth Third Bancorp entered into a registration rights agreement in which it agreed, among other things, to complete the Registered Exchange Offer. The terms of the Registered Notes to be issued in the Registered Exchange Offer are substantially identical to the terms of the corresponding series of Restricted Notes, except that the Registered Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Restricted Notes will not apply to the Registered Notes. The Registered Notes will represent the same debt as the Restricted Notes, and Fifth Third Bancorp will issue the Registered Notes under the same indenture that governs the Restricted Notes. The Registered Exchange Offer consists of an offer to exchange up to the entire aggregate principal amount of each series of Restricted Notes for an equal principal amount of the corresponding series of Registered Notes as set forth in the following table: The Registered Exchange Offer is being made pursuant to the terms and subject to the conditions set forth in a prospectus filed with the Securities and Exchange Commission dated August 21, 2026 (as the same may be amended or supplemented, the “Prospectus”). The complete terms and conditions of the Registered Exchange Offer, including instructions regarding procedures for tendering Restricted Notes, REGISTERED NOTES RESTRICTED NOTES $334,650,000 4.000% Senior Notes due 2029 (CUSIP No. 316773DT4) $334,650,000 4.000% Senior Notes due 2029 (CUSIP Nos. 316773DS6 and U3168PAB9) $938,141,000 5.982% Fixed-To-Floating Rate Senior Notes due 2030 (CUSIP No. 316773DR8) $938,141,000 5.982% Fixed-To-Floating Rate Senior Notes due 2030 (CUSIP Nos. 316773DQ0 and U3168PAA1)

are described in the Prospectus, copies of which may be obtained by contacting the exchange agent and information agent in connection with the Registered Exchange Offer: D.F. King & Co., Inc. 28 Liberty Street, 53rd Floor New York, New York 10005 Toll Free: (866) 207-3626 Toll: (212) 365-6884 Email: fitb@dfking.com Fifth Third Bancorp will accept for exchange any and all Restricted Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on September 22, 2026 (as the same may be extended with respect to one or more series of Restricted Notes, the “Expiration Date”). Prior to the Expiration Date, tenders of Restricted Notes may be withdrawn according to the procedures described in the Prospectus. Promptly after the Expiration Date, the Company will settle the Registered Exchange Offer by issuing Registered Notes pursuant to the terms of the Registered Exchange Offer. This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Registered Exchange Offer is being made solely pursuant to the terms and conditions of the Prospectus and only to such persons and in such jurisdictions as is permitted under applicable law. About Fifth Third Fifth Third is a bank that's as long on innovation as it is on history. Since 1858, we've been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it's one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World's Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is to be the one bank people most value and trust. Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank, and its common stock is traded on the New York Stock Exchange under the symbol "FITB." Investor information and press releases can be viewed at www.53.com. Deposit and credit products provided by Fifth Third Bank, National Association. Member FDIC. FORWARD-LOOKING STATEMENTS This communication contains statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "believe," "deliver," "expect," "may," "should," "will," "would," and other similar words and expressions or the negative of such terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the timing of the Registered Exchange Offer. No assurances can be given that the forward-looking statements contained in this communication will occur as expected and

110287450v2 actual results may differ materially from those included in this communication. Any forward-looking statement made in this communication is based solely on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except to the extent required by law. Important risks, uncertainties and other factors are described in the Prospectus. These and other important factors, including those discussed under "Risk Factors" in Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as Fifth Third’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, Fifth Third disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.